UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2012

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 10, 2012, Discovery Communications, LLC (“DCL”) and Discovery Communications, Inc. (the “Guarantor”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement, for the issuance and sale by DCL of $500,000,000 aggregate principal amount of its 3.30% Senior Notes due 2022 (the “2022 Notes”) and $500,000,000 aggregate principal amount of its 4.95% Senior Notes due 2042 (the “2042 Notes” and together with the 2022 Notes, the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-160043) and a related preliminary prospectus supplement and final prospectus supplement filed with the Securities and Exchange Commission. The offering of the Notes is expected to close on May 17, 2012, subject to customary closing conditions.

The 2022 Notes were priced at 99.167% of their principal amount. The 2042 Notes were priced at 99.228% of their principal amount.

DCL expects the net proceeds from the offering to be approximately $983,350,000 after deducting the underwriting discount and estimated expenses related to the offering.

DCL intends to use the net proceeds for general corporate purposes, including the acquisition of companies or businesses, repayment and refinancing of debt, working capital, capital expenditures and the repurchase by the Company of its common stock pursuant to its stock repurchase program.

The Notes are to be issued pursuant to an indenture, dated as of August 19, 2009, and a supplemental indenture (collectively, the “Indenture”) to be entered into among DCL, the Guarantor and U.S. Bank National Association, as trustee. DCL’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor (the “Guarantee”).

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the offering of the Notes, the Guarantor is filing the Computation of Ratio of Earnings to Fixed Charges as Exhibit 12.1 to this Current Report on Form 8-K.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to DCL, has issued an opinion to DCL, dated May 11, 2012, regarding the legality of the Notes and the Guarantee upon issuance thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated May 10, 2012, among Discovery Communications, LLC, Discovery Communications, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several Underwriters

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Andrew Warren
	Name:	Andrew Warren
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated May 10, 2012, among Discovery Communications, LLC, Discovery Communications, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc., as representatives of the several Underwriters

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)